Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2017

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $     0

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $     0


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0000

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.0000


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         6535

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                25
	    Class C              4726
	    Class Y		22624


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 21.81

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 20.13
	    Class C           $ 20.63
	    Class Y	      $ 21.85



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $     3

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   253



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0130

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.0270

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	          907

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                 2
	    Class C               124
	    Class Y		 9759


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 11.19

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 10.54
	    Class C           $ 10.58
	    Class Y	      $ 11.06